AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 20th day of June, 2014, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement"”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Amended Exhibit FF attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the listed series of the Trust to add the Shenkman Floating Rate High Income Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit FF is hereby superseded and replaced with Amended Exhibit FF attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUSTU.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess                                                      By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess                                                                Printed Name: Michael R. McVoy

Title:  President                                                                           Title: Executive Vice President
Amended Exhibit FF to the Advisors Series Trust Fund Accounting Servicing Agreement
Separate Series of Shenkman Capital Management, Inc.

Name of Series                                                                                      Date Added
Shenkman Short Duration High Income Fund                                                                                                On or after September 20, 2012
Shenkman Floating Rate High Income Fund                                                                            On or after June 20, 2014

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at September, 2012
Annual Fee Based Upon Average Net Assets Per Fund*
        ___ basis points on the first $___
        ___ basis points on the next $___
        ___ basis points on the balance
Annual Minimum fee:  $___

▪ Additional share class fee of $___
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $___ for the first fund (subject to change based on Board review and approval)
▪ $___ for each additional fund (subject to change based on Board review and approval)
▪ $___ /sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly

Advisor’s Signature not required as fees are not changing; only the Shenkman Floating Rate High Income Fund is being added.
Amended Exhibit FF (continued) to the Advisors Series Trust Fund Accounting Servicing Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at September, 2012

Pricing Services*
▪ $___ - Domestic Equities, Options, ADRs
▪ $___ - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency
                   Rates
▪ $___ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
                   Bonds, Asset Backed Securities, Mortgage Backed Securities
▪ $___ - Bank Loans
▪ $___ - Credit Default Swaps
▪ $___ - Swaptions, Index Swaps
▪ $___ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪ $___ /Foreign Equity Security per Month for Corporate Action Service
▪ $___ /Domestic Equity Security per Month for Corporate Action Service
▪ $___ /Month Manual Security Pricing (>10/day)

Fair Value Services (Interactive Data)*
▪ $___ on the First ___ Securities
▪ $___ on the Balance of Securities

* Per security per fund per pricing day.

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative and/or additional sources may result in additional fees.